UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Blackstone / GSO Senior Floating Rate Term Fund

(exact name of registrant as specified in charter)

Attn: Marisa Beeney

345 Park Avenue, 31st Floor

New York, New York 10154

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

Blackstone / GSO Senior Floating Rate Term Fund

IMPORTANT REQUEST

Your vote is needed. Please vote as soon as possible!

Dear Shareholder:

We recently sent proxy materials to you regarding important proposals for Blackstone / GSO Senior Floating Rate Term Fund (the “Fund”). The proposals will be considered and voted upon at the Special Meeting of Shareholders that is scheduled to be held on February 19, 2020, at 10 a.m. ET, at the offices of the Fund, 345 Park Avenue, 31st Floor, New York, New York 10154. Our records indicate that we have not yet received your vote. Please vote today using one of the voting methods listed below.

THE FUND’S BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS ADDITIONAL MAILINGS,

AND ELIMINATES PHONE CALLS TO SHAREHOLDERS.

The Proxy Statement that was sent to you contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on the enclosed proxy card.

If you have any questions about the proposals or need assistance voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 1-866-904-6150, Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from 12 p.m. – 6 p.m. ET.

Please submit your vote by using one of the prompt and efficient voting methods listed below:

1.	Vote Online.

Visit the website listed on the enclosed proxy voting card and follow the instructions. Please be sure to have the control number from your proxy card available. Available 7 days a week, 24 hours a day.

2.	Vote by Phone.

Call the toll-free telephone number listed on the enclosed proxy voting card and follow the automated instructions. Please be sure to have the control number from your proxy card available. Available 7 days a week, 24 hours a day.

3.	Vote By Mail.

Mail your completed and signed proxy voting card(s) in the enclosed postage-paid envelope.

4.	Speak with a Proxy Specialist.

Call toll-free at 1-866-904-6150 with any questions. Proxy specialists can assist you with voting.

Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from 12 p.m. – 6 p.m. ET.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

BLSGSO-R1